Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Managed Portfolio Series, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Managed Portfolio Series for the six months ended June 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Managed Portfolio Series for the stated period.

/s/Brian R. Wiedmeyer Brian R. Wiedmeyer President, Managed Portfolio Series	/s/Benjamin J. Eirich Benjamin J. Eirich Treasurer, Managed Portfolio Series
Dated: September 8, 2020	Dated: September 8, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Managed Portfolio Series for purposes of Section 18 of the Securities Exchange Act of 1934.